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Exhibit 10.27
                                 PROMISSORY NOTE


Date: December 17, 1997                      Principal Amount:  U.S. $200,000.00

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, Richard N. LaBarbera, an individual who resides at 1619 Orvieto Court, Pleasanton, California 94566, in the County of Contra Costa (the "Maker"), promises to pay Sybase, Inc., a corporation incorporated in the State of Delaware, (the "Holder"), with its principal offices located at 6475 Christie Ave., Emeryville, CA 94608, the principal sum of $200,000.00, with interest as specified herein.

The principal and accrued interest shall be due and payable on March 1, 2001, except as provided otherwise below. The principal amount of this Note shall bear interest at the rate of six percent (6%) per annum.

This Note is made by the Maker who is a full time management employee of the Holder.

If the Maker remains as an employee of the Holder for a period of three years from the date of the Note, the Holder shall forgive the payment of interest and the Note shall be interest free. If the Maker resigns from the employment of the Holder for any reason or is terminated for cause by the Holder within a period of three years from the date of the Note, the principal and accrued interest of the Note shall become immediately due and payable to the Holder. In such an event, the Maker represents and agrees that the Holder will be entitled to deduct from any final pay, bonus, commission or other compensation (the "Final Pay") which is at the time of the termination of employment earned but not yet paid the portion of the principal and interest due on the Note up to the amount of the Final Pay. If prior to the third anniversary of this Note the Holder is laid-off, reduced in force, or his position within Sybase, Inc. is eliminated and he is not offered a comparable position by the Holder, the Note will be interest free.

Should (i) default be made in the payment of principal or interest or (ii) Maker apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property or institute any bankruptcy, insolvency, or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding be instituted against Maker and is not dismissed within 60 days the Holder may, at its election, declare the entire principal and accrued interest balance hereof immediately due and payable.

The Maker agrees that this Note is collectible and enforceable under the laws of the State of California and may be collected and enforced in any court of competent jurisdiction in the United States.

The Maker hereby waives grace, demand, presentment, demand for presentment, formal notice of nonpayment, notice of protest, and protest of the Note, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, diligence in collecting and bringing of suit, trial by jury, and the right to interpose any defense, set-off, or counterclaim to this Note

No extension of time for payment or a part of any amount owing hereon nor any delay or omission on the part of the Holder hereof in exercising any right hereunder at any time shall operate as a waiver of the right of the Holder to enforce the terms of this Note or under any other document or instrument executed or delivered in connection with this Note.

In the event of any action to collect or enforce this Note, the prevailing party shall be entitled to an award from the losing party of reasonable attorney's fees in addition to the other proper costs of action.

This Note and all covenants, promises and agreements contained herein shall be binding upon the Maker and his successors, representatives, and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

Notwithstanding any other provisions of this Note or any document or instrument executed or delivered in connection with this Note, interest, fees and the like shall not exceed the maximum rate permitted by applicable law.

This Note shall constitute the complete and exclusive agreement of Maker and Holder with respect to the payment of the amounts owing hereunder and supersedes all prior oral or written understandings. No term or provision of


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this Note may be amended, waived, discharged or terminated except by a written instrument signed by Maker and the Holder.

This Note shall be governed by, and construed in accordance with, the laws of the state of California, and in the event of a dispute involving this Note, the Maker and the Holder irrevocably agree that venue for such dispute shall lie in any court in the State of California that the Holder has to take legal action to enforce this Note or to remedy a default of this Note and Maker hereby accepts the nonexclusive jurisdiction of any such court and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action.

Payment shall be made to:                 Treasurer
                                          Sybase, Inc.
                                          6475 Christie Ave.
                                          Emeryville, CA 94608

IN WITNESS WHEREOF, the Maker has executed this Note.


Date: December 17, 1997                         /s/ RICHARD N. LABARBERA
                                                ------------------------
                                                Richard N. LaBarbera




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